UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2013

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 26, 2013, Standard Pacific Corp. (the “Company”) entered into a First Amendment (the “Amendment”) to its Amended and Restated Credit Agreement (the “Facility”) with JPMorgan Chase Bank, N.A, as administrative agent and the other lenders named therein.

Before the Amendment, the Company’s advances were subject to a weighted borrowing base availability calculation and to a repayment requirement if the Company’s outstanding debt ever exceeded borrowing base availability.  The Amendment eliminates the borrowing base and modifies the mandatory repayment requirement.  As amended, the Company will be required to repay the facility (in an amount necessary to reduce the deficiency) if (x) the sum of defined categories of indebtedness (as set forth in the Amendment) exceeds (y) 60% of mandatory prepayment test assets (as defined in the Amendment).

In addition, the Amendment adds an alternative minimum liquidity covenant to the Facility such that the Company must comply with either (but not both) an interest coverage ratio (currently 1.00 to 1.00; increasing to 1.25 to 1.00 on March 31, 2014 and thereafter) or a minimum liquidity covenant (one times last twelve months cash interest expense).

There were no changes to the pricing, maturity, commitment amount or accordion feature of the Facility.  On the Amendment date no amounts were outstanding under the Facility and, giving effect to the Amendment, the total commitment of $350,000,000 was available to be drawn.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	First Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

Dated: October 1, 2013	By:	/s/ JEFF J. MCCALL
Name: Jeff J. McCall
Title: Executive Vice President & Chief Financial Officer